UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 23, 2021 (December 22, 2021)

YELLOWSTONE ACQUISITION COMPANY
(Exact name of registrant as specified in its Charter)

Delaware	001-39648	85-2732947
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1601 Dodge Street, Suite 3300 Omaha, Nebraska 68102 (Address and telephone number of principal executive offices, including zip code)
(402) 225-6511 (Registrant's telephone number, including area code)
Not Applicable (Former name or address, if changed since last report)

Securities registered under Section 12(b) of the Exchange Act:

Title of Class	Trading Symbol	Name of Exchange on Which Registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-half of one redeemable warrant	YSACU	The Nasdaq Stock Market LLC
Class A common stock, $0.0001 par value included as part of the units	YSAC	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	YSACW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into A Material Definitive Agreement.

Boston Omaha Corporation, through its subsidiary BOC YAC Funding LLC, has agreed to provide $45 million of PIPE financing (the "PIPE Financing")  in connection with the closing of the proposed Business Combination between Yellowstone Acquisition Company ("Yellowstone" or the "Company") and Sky Harbour LLC (“Sky”).  This amount is in addition to the $55 million Series B investment made by BOC YAC Funding LLC that will convert to Class A common stock upon completion of the proposed Business Combination.  The PIPE Financing will be provided through the purchase of Yellowstone Class A common stock at a price of $10.00 per share immediately prior to the closing of the proposed Business Combination.  BOC YAC Funding LLC has executed a PIPE Subscription Agreement (the "BOC YAC PIPE Subscription Agreement") to provide the additional $45 million in equity financing. In consideration of the investment, Sky and Yellowstone have entered into a separate agreement (the "Letter Agreement") under which Sky has agreed to waive the $150 million minimum financing condition (as described below) which required that the Company deliver cash proceeds of at least $150 million (after payment of certain expenses) to Sky as a condition precedent to consummating the business combination.

The Equity Purchase Agreement the parties entered into on August 1, 2021 required that Boston Omaha provide to Sky a backstop (consisting of securities and/or cash) through the purchase of additional shares of YAC Class A common stock, at a price of $10.00 per share immediately prior to the consummation of the proposed Business Combination if needed, as described below (the “Back-Stop Financing”) in the event that (i) the amount of cash available in the Trust Account immediately prior to closing after deducting only the amounts payable to holders who have validly redeemed their Class A Common Stock plus (ii) the BOC YAC previous investment of $55 million, and (iii) any additional financing amounts (including through a Subsequent PIPE) actually received prior to or substantially concurrently with the closing is less than $150 million (the “Minimum Available Buyer Financing Amount”), Yellowstone and Sky have agreed that the funding of the BOC PIPE will be in lieu of, and will satisfy, Boston Omaha’s obligation to provide the Backstop Financing. The sum of (i), (ii) and (iii) in the preceding sentence, plus the amount of Back-Stop Financing actually funded, if any, is referred to as the “Available Buyer Financing.” The Back-Stop Financing was to be funded in an amount not to exceed $45 million which would be sufficient to cause the Available Buyer Financing to equal the Minimum Available Buyer Financing Amount. Instead, the BOC PIPE will be funded in accordance with the terms of the BOC PIPE Subscription Agreement.

The  foregoing summary of each of the BOC YAC PIPE Subscription Agreement and the Letter Agreement  and the transactions contemplated thereby contained in this Item 1.01 does not purport to be a complete description and is qualified in its entirety by reference to the terms and conditions of each of the BOC YAC PIPE Subscription Agreement and the Letter Agreement,  copies of which are attached as Exhibits 10.1 and  10.2, respectively and incorporated herein by reference.   Capitalized terms used in this Item 1.01 have the meaning given to such terms in the Equity Purchase Agreement, as applicable.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02. The shares of PubCo Class A Common Stock to be issued to BOC YAC Funding LLC will not be registered under the Securities Act of 1933 (the “Securities Act”), as amended, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 7.01 Regulation FD Disclosure.

On  December 22, 2021 Yellowstone issued a press release announcing the execution of the BOC YAC PIPE Subscription Agreement and the Letter Agreement. The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and will not be deemed to be filed for purposes of Section 18 of the Exchange Act, or otherwise be subject to the liabilities of that section, nor will it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Additional Information

Yellowstone has filed a preliminary proxy statement, as amended, with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the proposed Business Combination, Yellowstone will mail the definitive proxy statement and other relevant documents to its stockholders. This communication does not contain all the information that should be considered concerning the Business Combination. It is not intended to provide the basis for any investment decision or any other decision in respect to the proposed Business Combination. Yellowstone’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statement, any amendments thereto, and the definitive proxy statement in connection with Yellowstone’s solicitation of proxies for the special meeting to be held to approve the Business Combination as these materials will contain important information about Sky and Yellowstone and the proposed the Business Combination. The definitive proxy statement will be mailed to the stockholders of Yellowstone as of a record date to be established for voting on the Business Combination. Such stockholders will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC’s website at http://www.sec.gov.

Participants in the Solicitation

Yellowstone, Sponsor and their respective directors, executive officers, other members of management, and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Yellowstone’s stockholders in connection with the Business Combination. Investors and security holders may obtain more detailed information regarding the names and interests in the Business Combination of Yellowstone’s directors and officers in Yellowstone’s filings with the SEC, including Yellowstone’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on March 12, 2021, as amended on May 24, 2021 and such information and names of Sky’s directors and executive officers which appears in the preliminary proxy statement and which will also be in the definitive proxy statement of Yellowstone for the Business Combination. Stockholders can obtain copies of Yellowstone’s filings with the SEC, without charge, at the SEC’s website at www.sec.gov.

Sky and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from Yellowstone’s stockholders in connection with the Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the Business Combination will be included in the proxy statement for the Business Combination when available.

No Offer or Solicitation

This communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote in any jurisdiction pursuant to the Business Combination or otherwise, nor shall there be any sale, issuance or transfer or securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. All statements, other than statements of historical fact contained in this communication including, without limitation, statements regarding Yellowstone’s or Sky’s financial position, business strategy and the plans and objectives of management for future operations; anticipated financial impacts of the Business Combination; the satisfaction of the closing conditions to the Business Combination; and the timing of the completion of the Business Combination, are forward-looking statements. Words such as “expect,” “believe,” “anticipate,” “intend,” “estimate,” “seek” and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect management’s current beliefs, based on information currently available.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Yellowstone’s and Sky’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the Equity Purchase Agreement or could otherwise cause the Business Combination to fail to close; (ii) the outcome of any legal proceedings that may be instituted against Yellowstone and Sky following the execution of the Equity Purchase Agreement and the Business Combination; (iii) any inability to complete the Business Combination, including due to failure to obtain approval of the stockholders of Yellowstone or other conditions to closing in the Equity Purchase Agreement; (iv) the inability to maintain the listing of the shares of common stock of the post-acquisition company on The Nasdaq Stock Market following the Business Combination; (v) the risk that the Business Combination disrupts current plans and operations as a result of the announcement and consummation of the Business Combination; (vi) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably and retain its key employees; (vii) costs related to the Business Combination; (viii) changes in applicable laws or regulations; (ix) the possibility that Sky or the combined company may be adversely affected by other economic, business, and/or competitive factors; and (x) other risks and uncertainties indicated in the proxy statement, including those under the section entitled “Risk Factors”, and in Yellowstone’s other filings with the SEC.

Yellowstone cautions that the foregoing list of factors is not exclusive. Yellowstone cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors section of Yellowstone’s Annual Report on Form 10-K filed with the SEC. Yellowstone’s securities filings can be accessed on the EDGAR section of the SEC’s website at www.sec.gov. Except as expressly required by applicable securities law, Yellowstone disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

ITEM 9.01        Financial Statements and Exhibits.

(d)                    Exhibits. The Exhibit Index set forth below is incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Exhibit Title

10.1	BOC YAC PIPE Subscription Agreement dated December 22, 2021
10.2	Letter Agreement dated December 22, 2021
99.1	Press Release dated December 22, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YELLOWSTONE ACQUISITION COMPANY (Registrant) By: /s/ Joshua P. Weisenburger Joshua P. Weisenburger, Chief Financial Officer

Date:  December 23, 2021